                                                                     EXHIBIT 3.2

                         AMENDED AND RESTATED BYLAWS OF

                                SELECTICA, INC.,

                             A DELAWARE CORPORATION

                                TABLE OF CONTENTS

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                                    ARTICLE I

                               OFFICES AND RECORDS

                  Section 1.1       Delaware Office. The registered office of
the Corporation in the State of Delaware shall be located in the City of Dover,
County of Kent.

                  Section 1.2       Other Offices. The Corporation may have such
other offices, either within or without the State of Delaware, as the Board of
Directors may designate or as the business of the Corporation may from time to time require.

                  Section 1.3       Books and Records. The books and records of
the Corporation may be kept at the Corporation's headquarters in San Jose,
California or at such other locations outside the State of Delaware as may from time to time be designated by the Board of Directors.

                                   ARTICLE II

                                  STOCKHOLDERS

                  Section 2.1       Annual Meeting. The annual meeting of the
stockholders of the Corporation shall be held at such date, place and/or time as may be fixed by resolution of the Board of Directors.

                  Section 2.2       Special Meeting. A special meeting of the
stockholders of the corporation may be called only by the President or by the
Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies
(the "Whole Board").

                  Section 2.3       Place of Meeting. The Board of Directors may
designate the place of meeting for any meeting of the stockholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal office of the Corporation.

                  Section 2.4       Notice of Meeting. Written or printed
notice, stating the place, day and hour of the meeting and the purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten days nor more than sixty days before the date of the meeting, either personally, or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the
Corporation. Such further notice shall be given as may be required by law.
Meetings may be held without notice if all stockholders entitled to vote are present (except as otherwise provided by law), or if notice is waived by those not present. Any previously scheduled meeting of the stockholders may be postponed and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

                  Section 2.5       Quorum and Adjournment. Except as otherwise
provided by law or by the Certificate of Incorporation, the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting separately as a class or series, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such business. The chairman of the meeting or a majority of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or, in the case of specified business to be voted on by a class or series, the chairman or a majority of the shares of such class or series so represented may adjourn the meeting with respect to such specified business). No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

                  Section 2.6       Proxies. At all meetings of stockholders, a
stockholder may vote by proxy executed in writing by the stockholder or as may be permitted by law, or by his duly authorized attorney-in-fact. Such proxy must be filed with the Secretary of the Corporation or his representative at or before the time of the meeting.

                  Section 2.7       Notice of Stockholder Business and
Nominations.

                           A.       Annual Meeting of Stockholders.

                                    (1)      Nominations of persons for election
to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders:
(a) pursuant to the Corporation's notice of meeting delivered pursuant to
Section 2.4 of these Bylaws; (b) by or at the direction of the Board of
Directors; or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who has complied with the notice procedures set forth in clauses
(2) and (3) of this paragraph (A) of this Bylaw and who was a stockholder of record at the time such notice was delivered to the Secretary of the
Corporation.

                                    (2)      For nominations or other business
to be properly brought before an annual meeting by a stockholder pursuant to a clause (c) of paragraph (A)(1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the ten day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.

                                    (3)      Notwithstanding anything in the
second sentence of paragraph (A)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the
Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this
Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the
Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

                           B.       Special Meetings of Stockholders. Only such
business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section 2.4 of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a)
by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as are specified in the Corporation's Notice of Meeting, if the stockholder's notice as required by paragraph (A)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a

special meeting commence a new time period for the giving of a stockholder's notice as described above.

                           C.       General.

                                    (1)      Only persons who are nominated in
accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the
Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

                                    (2)      For purposes of this Bylaw, "public
announcement" shall mean disclosure in a press release reported by the Dow Jones
News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange
Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                                    (3)      Notwithstanding the foregoing
provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                  Section 2.8       Procedure for Election of Directors.
Election of directors at all meetings of the stockholders at which directors are to be elected shall be by written ballot, and, except as otherwise set forth in the Certificate of Incorporation with respect to the right of the holders of any series of Preferred Stock or any other series or class of stock to elect additional directors under specified circumstances, a plurality of the votes cast thereat shall elect directors. Except as otherwise provided by law, the
Certificate of Incorporation or these Bylaws, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by the affirmative vote of a majority of the voting power of the outstanding Voting Stock present in person or represented by proxy at the meeting and entitled to vote thereon.

                  Section 2.9       Inspectors of Elections; Opening and Closing
the Polls.

                           A.       The Board of Directors by resolution shall
appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the
Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General
Corporation Law of the State of Delaware.

                           B.       The chairman of the meeting shall fix and
announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

                  Section 2.10      Consent of Stockholders in Lieu of Meeting.
The stockholders of the Corporation may not take action by written consent without a meeting but must take any such actions at a duly called annual or special meeting.

                                   ARTICLE III

                               BOARD OF DIRECTORS

                  Section 3.1       General Powers. The business and affairs of
the Corporation shall be managed by or under the direction of its Board of
Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the
Corporation and do all such lawful acts and things as are not by law, by the
Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

                  Section 3.2       Number, Tenure and Qualifications. Subject
to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in the Certificate of Incorporation, to elect directors under specified circumstances, the number of directors shall initially be seven and shall be fixed from time to time thereafter by a majority of the Board of Directors.

                  Section 3.3       Regular Meetings. A regular meeting of the
Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, each annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without notice other than such resolution.

                  Section 3.4       Special Meetings. Special meetings of the
Board of Directors shall be called at the request of the Chairman of the Board, the President or a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

                  Section 3.5       Notice. Notice of any special meeting shall
be given to each director at his business or residence in writing or by telegram or by telephone communication. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least twenty-four hours before such meeting. If by facsimile transmission,

such notice shall be transmitted at least twenty-four hours before such meeting.
If by telephone, the notice shall be given at least twelve hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Section 8.1 of Article VIII hereof. A meeting may be held at any time without notice if all the directors are present (except as otherwise provided by law) or if those not present waive notice of the meeting in writing, either before or after such meeting.

                  Section 3.6       Conference Telephone Meetings. Members of
the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

                  Section 3.7       Quorum. A whole number of directors equal to
at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

                  Section 3.8       Vacancies. Subject to the rights of the
holders of any series of Preferred Stock, or any other series or class of stock as set forth in the Certificate of Incorporation, to elect additional directors under specified circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

                  Section 3.9       Committee.

                           A.       The Board of Directors may designate one or
more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the

business and affairs of the corporation, and may authorize the seal of the
Corporation to be affixed to all papers which may require it.

                           B.       Unless the Board of Directors otherwise
provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of
Directors conducts its business pursuant to these Bylaws.

                  Section 3.10      Removal. Subject to the rights of the
holders of any series of Preferred Stock, or any other series or class of stock as set forth in the Certificate of Incorporation, to elect additional directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66
2/3%) of the voting power of the then outstanding Voting Stock, voting together as a single class.

                                   ARTICLE IV

                                    OFFICERS

                  Section 4.1       Elected Officers. The elected officers of
the Corporation shall be a Chairman of the Board, a President, a Secretary, a
Treasurer, and such other officers as the Board of Directors from time to time may deem proper. The Chairman of the Board shall be chosen from the directors.
Unless otherwise provided by resolution adopted by the Board of Directors, all officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of Articles II, III, IV and VII. Such officers shall also have powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

                  Section 4.2       Election and Term of Office. The elected
officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Subject to Section 4.7 of these Bylaws, each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign.

                  Section 4.3       Chairman of the Board. The Chairman of the
Board shall preside at all meetings of the Board. In the absence of the Chairman of the Board at any meeting, a majority of the directors present at such meeting shall have the power to select any director present at the meeting to preside.

                  Section 4.4       President and Chief Executive Officer. The
President and Chief Executive Officer shall be the general manager of the
Corporation, subject to the control of the Board of Directors, and as such shall preside at all meetings of shareholders, shall have general supervision of the affairs of the Corporation, shall sign or countersign or authorize another officer to sign all certificates, contracts, and other instruments of the
Corporation as authorized by the Board of Directors, shall make reports to the
Board of Directors and shareholders, and

shall perform all such other duties as are incident to such office or are properly required by the Board of Directors. If the Board of Directors creates the office of Chief Executive Officer as a separate office from President, the
President shall be the chief operating officer of the corporation and shall be subject to the general supervision, direction, and control of the Chief
Executive Officer unless the Board of Directors provides otherwise.

                  Section 4.5       Secretary. The Secretary shall give, or
cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President or by the Board of Directors, upon whose request the meeting is called as provided in these Bylaws. He shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the
Board of Directors, the President, or the Chairman of the Board (to the extent consistent with the Chairman's duty and authority to preside at all meetings of the Board of Directors). He shall have custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the
Board of Directors or the President, and attest to the same.

                  Section 4.6       Treasurer. The Treasurer shall have the
custody of the corporate funds and securities and shall keep full and accurate receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of
Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements. The Treasurer shall render to the President and the Board of
Directors, whenever requested, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of
Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of
Directors shall prescribe.

                  Section 4.7       Removal. Any officer elected by the Board of
Directors may be removed by the Board of Directors whenever, in their judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or an employee plan.

                  Section 4.8       Vacancies. A newly created office and a
vacancy in any office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

                                    ARTICLE V

                        STOCK CERTIFICATES AND TRANSFERS

                  Section 5.1       Stock Certificates and Transfers.

                           A.       The interest of each stockholder of the
Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe.
The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the
Corporation or its agents may reasonably require.

                           B.       The certificates of stock shall be signed,
countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                   ARTICLE VI

                                 INDEMNIFICATION

                  Section 6.1       Right to Indemnification. The Corporation
shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an
"Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses
(including attorneys' fees) reasonably incurred by such Indemnitee.
Notwithstanding the preceding sentence, except as otherwise provided in Section
6.3, the Corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the Corporation.

                  Section 6.2       Prepayment of Expenses. The Corporation
shall pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of

expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article VI or otherwise.

                  Section 6.3       Claims. If a claim for indemnification or
payment of expenses under this Article VI is not paid in full within sixty days after a written claim therefor by the Indemnitee has been received by the
Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

                  Section 6.4       Nonexclusivity of Rights. The rights
conferred on any Indemnitee by this Article VI shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

                  Section 6.5       Amendment or Repeal. Any repeal or
modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

                  Section 6.6       Other Indemnification and Prepayment of
Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

                  Section 7.1       Fiscal Year. The fiscal year of the
Corporation shall begin on the first day of April and end on the thirty-first day of March of each year.

                  Section 7.2       Dividends. The Board of Directors may from
time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its
Certificate of Incorporation.

                  Section 7.3       Seal. The corporate seal shall have
inscribed the name of the Corporation thereon and shall be in such form as may be approved from time to time by the Board of Directors.

                  Section 7.4       Waiver of Notice. Whenever any notice is
required to be given to any stockholder or director of the Corporation under the provisions of the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons

entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders of the Board of Directors need be specified in any waiver of notice of such meeting.

                  Section 7.5       Audits. The accounts, books and records of
the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be made annually.

                  Section 7.6       Resignations. Any director or any officer,
whether elected or appointed, may resign at any time by serving written notice of such resignation on the Chairman of the Board, the President or the
Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the President, or the Secretary or at such later date as is stated therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

                  Section 7.7       Contracts. Except as otherwise required by
law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the
Corporation by such officer or officers of the Corporation as the Board of
Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The President or any
Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors, the President or any Vice
President of the Corporation may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

                  Section 7.8       Proxies. Unless otherwise provided by
resolution adopted by the Board of Directors, the President or any Vice
President may from time to time appoint any attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock and other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                  Section 7.9       Authority of Board Resolutions.
Notwithstanding any other provisions of these Bylaws, any power or duty of an officer set forth in these Bylaws may be eliminated or expanded, in whole or in part, by resolution of the Board of Directors or any committee thereof to which such power has been delegated by the Board of Directors, and any powers and duties conferred by these Bylaws on the Company's officers are expressly subject to this provision.

                                  ARTICLE VIII

                                   AMENDMENTS

                  Section 8.1       Amendments. These Bylaws may be amended,
altered, added to, rescinded or repealed at any meeting of the Board of
Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of
Directors, in a notice given no less than twenty-four hours prior to the meeting; provided, however, that, notwithstanding any other provisions of these
Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the stock required by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding Voting
Stock, voting together as a single class, shall be required in order for stockholders to alter, amend or repeal any provision of these Bylaws or to adopt any additional bylaw.

                           CERTIFICATE OF SECRETARY OF

                                 SELECTICA, INC.

                  The undersigned, Stephen Bennion, hereby certifies that he is the duly elected and acting Secretary of Selectica, Inc., a Delaware corporation
(the "Corporation"), and that the Amended and Restated Bylaws attached hereto constitute the Bylaws of said Corporation as duly adopted by the Directors on
July 10, 2002.

                  IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name this 10 day of July, 2002.

                                       /s/ Stephen Bennion
                                       -----------------------------------------
                                       Stephen Bennion
                                       Secretary

AMENDMENT ADOPTED DECEMBER 1, 2010 TO SECTION 2.8 OF AMENDED AND RESTATED BYLAYS
Section 2.8   Procedure for Election of Directors.  Election of directors at all meetings of the stockholders at which directors are to be elected shall be by written ballot.  Except as otherwise set forth in the Certificate of Incorporation with respect to the right of the holders of any series of Preferred Stock or any other series or class of stock to elect additional directors under specified circumstances, each director shall be elected by the vote of the majority of the votes cast with respect to that director's election at any meeting for the election of directors at which a quorum is present, provided that if, as of the tenth (10th)
day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected (a "Contested Election"), the directors shall be elected by the vote of a plurality of the votes cast.  For purposes of this
Section, a majority of votes cast shall mean that the number of votes cast "for" a directors election exceeds the number of votes cast "against" that director's election
(with "abstentions" and "broker nonvotes" not counted as a vote cast either "for" or
"against" that director's election).  In order for any incumbent director to become a nominee of the Board of Directors for further service on the Board of Directors, such person must submit an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast in an election that is not a Contested
Election, and (ii) acceptance of that resignation by the Board of Directors in accordance with the policies and procedures adopted by the Board of Directors for such purpose.  In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the nominating and corporate governance committee, or such other committee designated by the Board of
Directors pursuant to these Bylaws, shall make a recommendation to the Board of
Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken.  The Board of Directors shall act on the resignation, taking into account the committee's recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results.  The committee in making its recommendation and the Board of Directors in making its decision each may consider any factors and other information that they consider appropriate and relevant.  Any director whose resignation is under consideration shall not participate in the recommendation of the committee or the decision of the Board with respect to his or her resignation.  If the Board of Directors accepts a director's resignation pursuant to this Section, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the other provisions of these Bylaws.

Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by the affirmative vote of a majority of the voting power of the outstanding Voting Stock present in person or represented by proxy at the meeting and entitled to vote thereon.